UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2024

ROADZEN INC.

(Exact name of Registrant as Specified in Its Charter)

Virgin Islands, British	001-41094	98-1600102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 ANZA BLVD SUITE 109
BURLINGAME, California		94010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 745-6448

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	RDZN	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one ordinary share, each at an exercise price of $11.50 per share	RDZNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2024, Xavier Blanchard, the Global Head of Strategy and Insurance of Roadzen Inc. (the “Company”), and Roadzen Holdings UK Limited, the UK subsidiary of the Company, agreed to an application for termination of employment by mutual agreement form which was filed with the French labor authorities on July 17, 2024. The application confirms the resignation by Mr. Blanchard from his role as Global Head of Strategy and Insurance. Once the application becomes effective, Mr. Blanchard’s last day of employment with the UK subsidiary of the Company will be August 8, 2024. Mr. Blanchard and the Company have agreed in principle to enter into a consulting agreement whereby Mr. Blanchard will continue to support the Company for a six-month period after his contract of employment terminates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADZEN INC.

Date:	July 18, 2024	By:	/s/ Jean-Noël Gallardo
Name: Jean-Noël Gallardo Title: Chief Financial Officer